UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 19345

Date of Report (Date of earliest event reported): January 18, 2023

Inception Mining, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280 Murray, Utah	84107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 312-8113

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As of January 18, 2023, Inception Mining, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Antilles Family Office, LLC (the “Investor”), pursuant to which the Company and the Investor agreed to settle claims asserted between them related to that certain Senior Secured Redeemable Convertible Note (“Note”) executed on May 20, 2019 and related matters (the “Litigation”).

In exchange for the payment of $1,200,000 paid by the Company to the Investor (the “Settlement Payment”), the Company and the Investor agreed to settle and discharge all matters between the parties and all claims related to the Litigation and the Note. The Settlement Payment was delivered on January 20, 2023.

On January 20, 2023, the parties submitted a stipulated dismissal of the Litigation to the United States District Court for the District of Delaware.

The foregoing description of the terms of the Settlement Agreement is subject to, and qualified in its entirety by, the terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement by and between Inception Mining, Inc., and Antilles Family Office, LLC
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Mining, Inc.

Date: January 25, 2023	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Executive Officer